Exhibit 23.5 - Consent of BDO Seidman, L.L.P., independent auditors


We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 19, 1997, relating to the combined financial statements of My Favorite Muffin Too, Inc. and My Favorite Muffin, Inc. appearing in the Company's Report on Form 8-K/A dated December 15, 1997.

We also consent to the reference to us under the "Experts" in the Prospectus.

                                BDO SEIDMAN, L.L.P.

Philadelphia, Pennsylvania
December 15, 1997